EXHIBIT 10.1

AMENDMENT NUMBER TWO TO

CONSULTING AGREEMENT

THIS AMENDMENT NUMBER TWO TO CONSULTING AGREEMENT (this “Amendment”) is made and entered into as of March 6, 2012 by and between Cano Petroleum, Inc., a Delaware corporation (the “Company”), and John H. Homier (“Consultant”).  The Company and Consultant are referred to in this Amendment as the “Parties.”

RECITALS

A.            The Parties previously entered into that certain Consulting Agreement dated July 11, 2011 between the Company and Consultant, as amended by Amendment Number One dated February 8, 2012 (the “Original Agreement”).

B.            The Parties desire to modify the Original Agreement to provide for payment of a cash bonus, as provided in this Amendment.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing premises and the provisions hereof and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Consulting Services.  The first sentence of paragraph 1(a) of the Original Agreement is amended and restated in its entirety as follows:

During the period commencing on the Effective Date and ending on August 31, 2012 (the “Consulting Period”), subject to the terms of this Agreement (including the extension and early termination provisions set for in paragraph 3.a. below), the Company agrees to retain Consultant and Consultant agrees to serve, as a consultant to the Company for the purpose of serving as the Company’s Chief Financial Officer and Secretary and performing the customary duties and responsibilities implied by such positions, and such other duties and responsibilities delegated to Consultant by the Board of Directors of the Company (the “Board”) and the Chief Executive Officer of the Company (the “Consulting Services”).

2.             Consulting Fee and Bonus.  Paragraph 2(a) of the Original Agreement is amended and restated in its entirety as follows:

a.             Consulting Fee and Bonus.  During the period beginning on January 1, 2012 and ending at the end of the Consulting Period, the Company shall pay Consultant a consulting fee at the rate of $395 per hour that the Consultant provides Consulting Services to the Company and reimburse Consultant for reasonable travel expenses incurred while providing Consulting Services, (the “Consulting Fee”), payable within five business days of invoice by Consultant.  Consultant will invoice the Company bi-weekly.  The Company shall pay Consultant a cash bonus in the amount of $150,000 upon the first to occur of (1) termination of this Agreement by the Company for any reason other than Consultant’s gross negligence or willful misconduct and (2) the effective date of a confirmed plan of reorganization involving the Company filed with the United States bankruptcy court.

3.             Choice of Law.  This Amendment has been executed and delivered in and shall be interpreted, construed and enforced pursuant to and in accordance with the laws of the State of Texas, without giving effect to the conflicts of law principles thereof.

4.             Headings.  The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

5.             Execution and Delivery.  This Amendment may be executed in several counterparts, all of which will together constitute a single agreement among the Parties.  Delivery by electronic transmission of an executed counterpart of the signature page to this Amendment shall be as effective as delivery of a manually executed counterpart of this Amendment.

6.             No Other Amendments.  Except as modified by this Amendment, all provisions of the Original Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first set forth above.

THE COMPANY:

CANO PETROLEUM, INC.

By:	/s/ James R. Latimer, III
James R. Latimer, III,
Chief Executive Officer

CONSULTANT:

/s/ John H. Homier
John H. Homier

AMENDMENT NUMBER TWO TO CONSULTING AGREEMENT

SIGNATURE PAGE